UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2012

Vantiv, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-35462 (Commission File Number)	26-4532998 (IRS Employer Identification No.)

8500 Governor's Hill Drive Symmes Township, Ohio 45249 (Address of principal executive offices, including zip code)

(513) 900-5250 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.
On December 12, 2012, Vantiv, Inc. (the “Company”) issued 13,700,000 shares of Class A common stock, par value $0.00001 per share (the “Shares”), to Fifth Third Bank and its subsidiary, FTPS Partners, LLC (together, the “Fifth Third investors”), in transactions that were not registered under the Securities Act of 1933, as amended (the “Securities Act”). The Shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act, as the sale of the Shares did not involve a public offering. The Shares were issued in exchange for 13,700,000 Class B units in the Company’s subsidiary Vantiv Holding, LLC (“Vantiv Holding”) held by the Fifth Third investors, pursuant to the terms of the Exchange Agreement, dated as of March 21, 2012 (the “Exchange Agreement”), that the Company and Vantiv Holding entered into with the Fifth Third investors at the time of the Company’s initial public offering. As a result of such exchange, 13,700,000 Class B units of Vantiv Holding, as well as an equal number of shares of Class B common stock of the Company, were cancelled and 13,700,000 Class A units of Vantiv Holding were issued to the Company.
The exchange occurred prior to and in connection with the consummation of an underwritten public offering of the Shares by the Fifth Third investors, including Shares sold pursuant to the full exercise of an option to purchase additional shares by the underwriters.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANTIV, INC.

Dated: December 12, 2012	By:	/s/ MARK L. HEIMBOUCH
		Name:	Mark L. Heimbouch
		Title:	Chief Financial Officer